                                                                      EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Bell Atlantic Corporation on Form S-3 (File No. 33-30642), Form S-8 (File No. 2-97281), Form S-3 (File No. 33-8451), Form S-8 (File No. 33-10377), Form S-8
(File No. 33-10378), Form S-8 (File No. 33-58681), Form S-8 (File No. 33-58683),
Form S-8 (File No. 333-00409), Form S-3 (File No. 33-36551), Form S-3 (File No. 33-49085), Form S-3 (File No. 33-62393), Form S-4 (File No. 33-49025), of our
reports dated February 5, 1996, which include an explanatory paragraph stating that the Company discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," effective August 1, 1994, and changed its method of accounting for income taxes and postemployment benefits in 1993, on our audits of the consolidated financial statements and financial statement schedule of the Company and its subsidiaries as of December 31, 1995 and December 31, 1994, and for each of three years in the period ended December 31, 1995, which reports are incorporated by reference or included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1996